CERNER ASSOCIATE EMPLOYMENT AGREEMENT


This Cerner Associate Employment Agreement describes the formal employment relationship between

                  _______Richard D. Neece______
                     ASSOCIATE (Print Name)


         and Cerner Corporation, a Delaware corporation

This  Agreement is effective on the _________ day of  _____,
__________.


1.   CERNER'S LETTER OFFERING EMPLOYMENT TO YOU.
     ------------------------------------------

     You formerly were an employee of CITATION Computer Systems, Inc., which Cerner has acquired pursuant to that certain Agreement and Plan of Merger dated as of May 15, 2000. The position, terms, compensation, benefits  and  other provisions of  your  offer  letter
     represent the initial conditions of your Cerner employment. The offer letter is incorporated into this Agreement as Attachment I. Cerner reserves the right to modify at anytime the conditions of your employment by Cerner.

2.   EMPLOYMENT RELATIONSHIP.
     -----------------------

         A.   Formation.
              --------- By signing this Agreement, you represent that every material fact contained in your resume and application for employment with Cerner is true and accurate to the best of your knowledge and belief. You also agree that falsification of your resume or application is grounds for immediate discharge.

         B.   Type.
              ---- To the extent permitted by law, your employment relationship with Cerner is "at will", which means that you may resign from Cerner at any time, for any reason, or for no reason at all, and without advance notice (except as described below). It also means that Cerner may terminate your employment at any time, for any legally permitted reason, or for no reason at all, and without advance notice.

         C.   Resignation  and Termination.
              ----------------------------    You  agree  to
         cooperate with Cerner by participating fully in an exit interview in the event you leave the employ of Cerner. You agree to give Cerner written notice of your intention to resign from employment at least sixty (60) business days prior to the last day you intend to work at Cerner. To facilitate the provisions of paragraphs 7 and 8 of this agreement, you also agree to report to Cerner, in conjunction with your written notice of intent, the identity of your new employer (if any) and the nature of your proposed duties for that employer. Cerner, however, reserves the right either to accelerate your intended effective termination date to an earlier actual date or to allow your intended effective termination date to stand.

              If  you resign, however, with fewer than sixty
         (60) business days notice, or if you actually leave Cerner's employ prior to expiration of the sixty
         (60) business days notice period and without the permission of Cerner, then you agree that (to the

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Associate's Initials

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         extent permitted by law) no vacation pay, salary or
         other compensation otherwise due, from the date of your resignation notice until the time of your approved effective termination date, will be owed or paid to you by Cerner. Failure to provide a sixty-business day notice period may affect your future rehire ability with Cerner.

              If Cerner terminates your employment (and unless the termination was due to your dishonesty, illegal conduct, or breach of Cerner's policy or this Agreement), Cerner will pay you in conjunction with such termination the equivalent of three months base salary (exclusive of commissions, advances against commissions, bonus and other non-salary compensation and Associate benefits). However, if Cerner terminates your employment within two years from the date hereof, (and unless the termination was due to your dishonesty, illegal conduct, or breach of Cerner's policy or this Agreement), then your severance benefit will be the equivalent of one year base salary (exclusive of commissions, advances against commissions, bonus and other non-salary compensation and Associate benefits). You acknowledge that the consideration for the increased severance benefit beyond Cerner's standard severance benefit is the termination by you of the Severance Benefit in the Event of Termination of Your Employment with Citation Computer Systems, Inc. under Certain Circumstances Following a Change of Control entered into by and between you and Citation Computer Systems, Inc. dated as of July 15, 1999. By signing this agreement, you agree that such agreement is terminated, and of no further force and effect. You agree to execute such further documents as may be reasonably requested by Cerner to effectuate such termination.

              In the event your termination occurs during a performance period associated with a documented bonus or incentive compensation plan, any final payments to you as a result of your participation in such plan will be determined by the documented procedures of the plan.

        Cerner may pay or reimburse you for certain reasonable costs associated with any relocation required by Cerner in conjunction with a position with Cerner pursuant to the terms of Cerner's published relocation policy, as may be amended from time to time. In the event that Cerner pays or reimburses you for any relocation costs, you agree to repay such sums to Cerner in their entirety if
        (i) you voluntarily resign from employment with Cerner for any reason within two (2) years of the date your relocation is complete or (ii) Cerner terminates your employment due to your dishonesty, illegal conduct, or breach of Cerner policy or this Agreement within two (2) years of the date your move is complete. You further agree that Cerner may, at its discretion, deduct from your paycheck(s), including your final paycheck, any such sums required to be repaid under this provision and that you will repay Cerner any outstanding balance owed within 30 days of your employment termination.

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Associate's Initials

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        Regardless of the  duration stated  herein,  nothing
        contained in this provision shall create employment for a definite term or otherwise modify the parties "at will" relationship set forth in paragraph 2.B. of this Agreement.

        Cerner may pay or reimburse you for certain reasonable costs associated with Other Assistance Programs in which Cerner provides assistance, pursuant to the terms of such Other Assistance Programs' policies, as may be amended from time to time. In the event that Cerner pays or reimburses you for any costs associated with such Other Assistance Programs, you agree to repay such sums to Cerner in their entirety if (i) you voluntarily resign from employment with Cerner for any reason within the time specified in the policy pertaining to applicable program(s), or (ii) Cerner terminates your employment due to your dishonesty, illegal conduct, or breach of Cerner policy or this Agreement within the time specified in the policy pertaining to applicable program(s). You further agree that Cerner may, at its discretion, deduct from your paycheck(s), including your final paycheck, any such sums required to be repaid under this provision and that you will repay Cerner any outstanding balance owed within 30 days of your employment termination. Regardless of the duration stated herein, nothing contained in this provision shall create employment for a definite term or otherwise modify the parties "at will" relationship set forth in paragraph 2.B. of this Agreement.

        In the event Cerner terminates your employment, Cerner reserves the right to set the effective date of such termination. Upon your resignation or the termination of your employment, you agree to promptly execute a Termination Statement in the form of Attachment III.


         D.   SALES  ASSOCIATE/CERNER CONSULTING PROVISIONS.
              ---------------------------------------------
         If you are employed by Cerner in a sales capacity or in certain Cerner Consulting roles, additional provisions incorporated as Attachment IV to this Agreement are applicable to your employment relationship.

3.   AGREEMENT  NOT  TO  DISCLOSE  OR  TO  USE  CONFIDENTIAL
     -------------------------------------------------------
     INFORMATION.
     -----------

     You agree that you will forever maintain the confidentiality of Confidential Information. You will never disclose Confidential Information except to persons who have both the right and need to know it, and then only for the purpose and in the course of performing Cerner duties, or of permitting or assisting in the authorized use of Cerner products and services. In the event your employment with Cerner terminates (voluntarily or involuntarily), you will promptly deliver to Cerner all Confidential Information, including any Confidential Information on any laptop, computer or other communication equipment used by you during your employment with Cerner.

4.   NON-CERNER EMPLOYMENT.
     ---------------------

     Except for those part-time associates, hired to work less than 40 hours per week, employment at Cerner is a full-time responsibility. As a full-time associate, it is Cerner's expectation that you devote your full time and attention to meet your Cerner responsibilities and that you will not engage in any other employment activities which would detract from or conflict with your ability to carry out your duties at Cerner. If you are a part-time associate, it is Cerner's expectation that you will not engage in other employment activities that would detract from or conflict with your ability to carry out your part-time duties at Cerner.

5.   NEW PRODUCTS AND IDEAS.
     ----------------------

     With respect to New Products and Ideas that you develop, author, or conceive in whole or in part while employed at Cerner, plus for one year thereafter, you agree to keep accurate, complete and timely records of such New Products and Ideas, and will promptly disclose and fully describe such New Products and Ideas in writing to Cerner. You further agree to maintain all information respecting any New Products and Ideas as Confidential Information and shall not disclose such information to any party outside of Cerner without the express written approval of an officer of Cerner.

     You agree to assign and transfer to Cerner, without further consideration, your entire right, title and interest in and to all such New Products and Ideas including any patents, copyrights, trade secrets and other proprietary rights in the same. You waive any and all moral rights which you otherwise would have in any New Products and Ideas.

     You agree to execute promptly at Cerner's expense, a written assignment of title to Cerner, and all letters (and applications for letters) of patent and copyright, in all countries, for any New Products or Ideas required to be assigned by this Agreement. You also agree to assist Cerner or its nominee in every reasonable way (at Cerner's request and expense, but at no charge to Cerner), both during and after your time of employment at Cerner, in vesting and defending title to the New Products and Ideas in and for Cerner,

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Associate's Initials

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     in any and   all  countries,  including  the obtainment
     and preservation of patents, copyrights, trade secrets and other proprietary rights.

     This Section does not apply to your new products and ideas which do not relate directly to the business of Cerner, and which are developed entirely on your own time. You acknowledge that this provision applies to all products and ideas which relate to the business of Citation Computer Systems, Inc that were developed during your employment by Citation Computer Systems, Inc.

6.   PRIOR INVENTIONS.
     ----------------

     Any and all patented and unpatented inventions, new products and ideas which you made prior to your employment by Cerner are excluded from the scope of this Agreement and are documented on Attachment V, Inventory of Prior Inventions.

7.   NON-COMPETITION AND NON-SOLICITATION
     ------------------------------------

     For a period of two (2) years after the voluntary or involuntary termination of your employment with Cerner:

         A. You will tell any prospective new employer, prior to accepting employment that this Employment
         Agreement exists.

         B. If you have worked for Cerner in a sales capacity, you will not provide services to any Conflicting Organization in connection with the marketing, sale or promotion of any Conflicting
         Product:

                 (1)to any person  or organization upon whom
                    you   called   or   whose   account  you
                    supervised on behalf of Cerner any time during the last three (3) years of your employment by Cerner, and

                 (2)within   any   Cerner   sales  territory
                    assigned  to  you  during the last three
                   (3) years of your employment by Cerner.

         C. If you have not worked for Cerner in a sales capacity during the last three years of your employment by Cerner, you will not provide services directly or indirectly related to your employment at Cerner to any Conflicting Organization in the United States or in any country in which Cerner has a business interest. However, you may accept employment with a large Conflicting Organization whose business is diversified, and with a portion of its business that is not a Conflicting Organization, provided that Cerner, prior to your acceptance of such employment, shall receive separate written assurances satisfactory to Cerner from such Conflicting Organization and from you that you will not render services directly or indirectly in connection with any Conflicting Product.

        D. Notwithstanding the foregoing, nothing contained in this Paragraph 7 shall prohibit you (after your termination of employment with Cerner) from taking a position with a general consulting organization whose only Conflicting Product is the provision of consulting services to the healthcare industry, so long as you personally do not thereby provide or assist in providing consulting services to a Client with respect to any Cerner product, process or service or any Conflicting Product.

     E. You agree not, on behalf of yourself or on behalf of any other person, entity, or organization, to employ, solicit for employment, or otherwise seek to employ or retain any Cerner associate or employee, or any employee of a Cerner client company, or in any way assist or facilitate any such employment, solicitation, or retention effort.

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Associate's Initials

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8.   POST-TERMINATION PAYMENTS BY CERNER.
     -----------------------------------

              If you are unable to obtain employment within three (3) months after termination of your employment at Cerner due solely to the non-competition restrictions imposed on you by
         Paragraph 7 of this Agreement, the provision of Paragraph 7 shall continue to bind you only so long as Cerner shall make to you monthly payments equivalent, on an annualized basis, to your average earnings during the last three years of your Cerner employment (or of your average Cerner earnings, if you were employed fewer than 3 years), for each month of such unemployment.

               You will, during each month of such unemployment, make conscientious and aggressive efforts to find employment. You will also, within ten days after the end of each calendar month, give Cerner a detailed written account of your efforts to obtain employment. In your monthly written account, you will identify each Conflicting Organization with which you have sought employment.

              Cerner shall, at Cerner's option, be relieved of making a monthly payment to you for any month during which you fail to seek employment conscientiously and aggressively, and to account to Cerner as described above.

              Cerner is obligated to make such payments to you upon your fulfillment of the conditions set forth above beginning in the 4th month of your unemployment and continuing for the following twenty (20) consecutive months (for a total of 21 monthly payments), unless Cerner gives you:

         A.Written permission to accept available employment, or

         B.A  written  release   from   the   non-competition
           obligations set forth in Paragraph 7 of this Agreement.

        Notwithstanding the above, if Cerner terminates your employment during the first two years after the date hereof (other than for your dishonesty, illegal conduct, or breach of Cerner's policy or this Agreement), then the provision of Paragraph 7 shall continue to bind you only so long as Cerner shall  make  to  you monthly payments as  calculated
        above beginning in the 13th month, and continuing for the following eleven consecutive months (for a total of twelve monthly payments), unless Cerner gives you written permission to accept available employment or a written relase from the non-competition obligations set forth in Paragraph 7 of this Agreement.

9.   PUBLICITY RELEASE.
     -----------------

     You consent and agree to the use of your name, voice and picture (including but not limited to use in still photographs, videotape and film formats, and both during and after your period of employment at Cerner) for advertising, promotional, public relations, and other business purposes (including its and their use in newspapers, brochures, magazines, journals and films or videotapes) by Cerner.

10.  CERNER PROPERTY.
     ---------------

     You understand that you may be assigned various items of Cerner property and equipment to help you carry out your Cerner responsibilities. When such property or equipment is issued, you will formally acknowledge receipt of it and will take all reasonable precautions and actions necessary to safeguard and maintain it in normal operating condition. You further agree to accept financial responsibility for damage or wear to the property and equipment you are issued beyond that associated with normal business use. You will notify Cerner immediately of any such damage or loss. If your employment with Cerner terminates (for any reason), you will immediately return to Cerner all property and equipment which you have been issued or which otherwise


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Associate's Initials

     belongs to Cerner, including any laptops, computer equipment, wireless telephone, pagers and/or other computer or communication devices provided to you by
     Cerner. You further agree that Cerner may, at its discretion, deduct from your paycheck(s), including your final paycheck, the replacement cost of any such equipment or devices provided to you that are not immediately returned to Cerner upon your termination of employment and you agree to repay Cerner any outstanding balance owed within 30 days of your employment termination.

11.  SYSTEMS AND PHYSICAL SECURITY.
     -----------------------------

     You understand the importance of both systems and physical security to the daily operations of Cerner and to the protection of business information. You will, therefore, comply with and assist in the vigorous enforcement of all policies, practices, and procedures which may be developed to ensure the integrity of Cerner systems and facilities. Further, you understand that willful violation of such policies, practices, and procedures may result in termination of your employment.

12.  PRIOR EMPLOYMENT RELATIONSHIPS AND OBLIGATIONS.
     ----------------------------------------------

     By accepting employment with Cerner, you represent to Cerner that you are not subject to any non-competition or confidentiality agreements that your employment and activities at Cerner would violate. You also represent and agree that you will not disclose to Cerner, or induce Cerner to use, any proprietary or confidential information belonging to any previous employer or to others.

13.  REMEDIES.
     --------

     By signing this Agreement, you agree that the promises you have made in it are of a special nature, and that any breach, violation or evasion by you of the terms of this Agreement will result in immediate and irreparable harm to Cerner. It will also cause damage to Cerner in amounts difficult to ascertain. Accordingly, Cerner shall be entitled to the remedies of injunction and specific performance, as well as to all other legal and equitable remedies which may be available to Cerner.

14.  INDEMNIFICATION.
     ---------------

     You agree to indemnify and hold Cerner harmless from and against any damages, liability, actions, suits or other claims arising out of your breach of this Agreement.

15.  MODIFICATION.
     ------------

     This Agreement may not be modified in any respect, except by a written agreement executed by you and Cerner. However, Cerner may from time to time publish and adopt supplementary policies with respect to the subject matter of this Agreement, and you agree that such supplementary policies shall be binding upon you.

16.  NOTICES.
     -------

     Any notice required or permitted to be given pursuant to the terms of the Agreement shall be sufficient if given in writing and if personally delivered by receipted hand delivery to you or to Cerner, or if deposited in the United States Mail, postage prepaid, first class or certified mail, to you at your residence address or to Cerner's Corporate headquarters address or to such other addresses as each party may give the other party notice in accordance with this Agreement.

17.  TERM OF THIS AGREEMENT.
     ----------------------

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Associate's Initials

     This Agreement begins as noted above and will continue in perpetuity, even though your employment can be terminated by you or by Cerner as described elsewhere herein.

18.  GOVERNING LAW; JURISDICTION.
     ---------------------------

     This   Agreement   will  be  governed  by,   construed,
     interpreted, and its validity determined, under the laws of the State of Missouri. You and Cerner each hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any Missouri state court or federal court of the United States of America sitting in Kansas City, Missouri and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement.

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Associate's Initials

19.  SEVERABILITY.
     ------------

     If  any  provision  of this Agreement  is  held  to  be
     unenforceable, then this Agreement will be deemed amended to the extent necessary to render the otherwise unenforceable provision, and the rest of this Agreement, valid and enforceable.

20.  ENTIRE AGREEMENT AND PRIOR AGREEMENTS.
     -------------------------------------

     You hereby acknowledge receipt of a signed counterpart of this Agreement and acknowledge that it is your entire agreement with Cerner concerning the subject matter. This Agreement cancels, terminates, and supersedes any of your previous oral or written understandings or agreements with Cerner or with any officer or representative of Cerner with respect to your employment with Cerner.

21.  SUCCESSORS.
     ----------

     This   Agreement   shall  be  binding   upon   Cerner's
     successors and assigns. This Agreement shall also be binding upon your heirs, spouse, assigns and legal representatives.

         ***********************************************

This     Employment    Agreement    is     executed     this
____________________ day of ______________, ____.



                                       _/s/Richard D. Neece_
                                       Associate



                                       Cerner Corporation


                                       _/s/Stanley M. Sword_
                                       Cerner Human Resources

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Associate's Initials

APPENDIX A

                       DEFINITION OF TERMS
                       -------------------



CERNER CORPORATION and CERNER mean Cerner Corporation, the Delaware corporation. The terms also cover all of Cerner Corporation's parent, subsidiary and affiliate corporations and business enterprises, both presently existing and subsequently created or acquired. Such affiliate corporation may be directly or indirectly controlled by Cerner or related to Cerner by equity ownership and expressly includes Cerner Citation, Inc.

CLIENT means any actual or potential customer or licensee of Cerner.

CONFIDENTIAL INFORMATION means Cerner, Client and Vendor trade secrets. It also means other Cerner, Cerner Associate, Client, and Vendor information which is not generally known, and is proprietary to Cerner Corporation or to Cerner Associates, Clients, and Vendors. It includes, but is not limited to, research, design, development, installation, purchasing, accounting, marketing, selling, servicing, finance, business systems, business practices, documentation, methodology, procedures, manuals (both internal and user), program listings, source codes, working papers, Client and Vendor lists, marketing and sales materials not otherwise available to the general public, sales activity information, computer programs and software, compensation plans, your personal compensation, performance evaluations, patient information and other client-related data, and all other non-public information of Cerner and its Associates, Clients, and Vendors.

CONFLICTING  ORGANIZATION means any person  or  organization
engaged   (or   about  to  become  engaged)   in   research,
development, installation, marketing, selling, or servicing with respect to a Conflicting Product.

CONFLICTING PRODUCT means any product, process or service which is the same as, similar to, or competes with any Cerner product, process or service with which you worked during the last three years of your employment by Cerner, or about which you have acquired Confidential Information.

NEW PRODUCTS AND IDEAS means discoveries, computer programs, improvements, works of authorship, designs, methods, ideas and products (whether or not they are described in writing, reduced to practice, patentable or copyrightable) which results from any work performed by you for Cerner, or involve the use of any Cerner equipment, supplies, facilities or Confidential Information, or relate directly to the business of Cerner, or relate to Cerner's actual or demonstrably anticipated research or development.

OTHER ASSISTANCE PROGRAMS means programs that Cerner may pay or reimburse you for certain reasonable costs incurred and also provide for Cerner's recovery of such amounts as specified in the policies of such Other Assistance Programs, as may be amended from time to time. Other Assistance Programs include, but are not limited to: tuition assistance, specialty external training, and immigration assistance. Cerner reserves the right to establish future assistance programs and designate such programs as Other Assistance Programs for purposes of inclusion under paragraph 2.C. of this Agreement.

VENDOR means any actual or potential licensor, supplier, contractor, agent, consultant or other purveyor of products or services to Cerner.

_/s/RDN_____________            9
Associate's Initials



APPENDIX B

                     SUMMARY OF ATTACHMENTS
                     ----------------------


The following documents, if noted, are incorporated as attachments to this Employment Agreement.


               Not
     Included  Included Attachment  Description

        X                     I       Original Offer Letter
     --------  --------
                             II       Offer Letter Amendments
     --------  --------
        X                   III       Termination Statement
     --------  --------
        X                    IV       Sales Associate Provisions
     --------  --------
                              V       Inventory of Prior Inventions
     --------  --------

_/s/RDN_____________                 10
Associate's Initials


                                               ATTACHMENT III
                                               --------------

                      TERMINATION STATEMENT
                      ---------------------

I represent that I have complied with all the provisions of the Cerner Associate Employment Agreement entered into between Cerner Corporation and me on the ______________________ day of _______________, ______, in
that:

1. I have not improperly disclosed or otherwise misused any of the Confidential Information covered by such Agreement. I shall continue to comply with all the continuing terms of the Agreement, including but not limited to the non-disclosure and (for the require term) non-compete provisions, and also including but not limited to the reporting of any New Products and Ideas conceived or made by me as covered by the Agreement.

2. I do not have in my possession, nor have I taken with me or failed to return, any records, plans, information, drawings, designs, documents, manuals, formulae, statistics, correspondence, client and vendor lists, specifications, blueprints, reproductions, sketches, notes, reports, proposals, or other documents or materials, or copies of them, or any equipment (including any laptops, computer equipment, wireless telephone, pagers and/or other computer or communication devices provided to you by Cerner), credit cards or other property belonging to Cerner or its Clients or Vendors. I have returned to Cerner (or will return within 10 calendar days or earlier if requested by Cerner) all material and information compiled or received by me during the term of such employment. I have returned (or will return within 10 calendar days or earlier if requested by Cerner) all Confidential Information, as specified by such Agreement, and all correspondence and other writings. I have returned (or will return within 10 calendar days or earlier if requested by Cerner) all keys and other means of access to Cerner's premises.

  3. I understand and agree that, with regard to all provisions of this Agreement relating to non-disclosure, non-solicitation, and confidentiality of information, such provisions shall not cease as of this termination but shall continue in full force and effect in perpetuity or as otherwise indicated within this Agreement. In compliance with the Agreement, I shall continue to preserve as confidential all Confidential Information as defined in the Agreement.


                                  ___________________________
                                  Associate

                                  ___________________________
                                  Date

                                  ___________________________
                                  Termination Date


                                  Cerner Corporation

                                  ___________________________
                                  By

                                  ___________________________
                                  Title


_/s/RDN_____________             11
Associate's Initials




                                                ATTACHMENT IV
                                                -------------



        SALES ASSOCIATE AND CERNER CONSULTING PROVISIONS
        ------------------------------------------------


The   following   provisions  are  incorporated   into   this
Employment Agreement for all associates who are responsible for sales activities related to Cerner products and certain associates in the Cerner Consulting group.

Should my employment by Cerner Corporation terminate for any reason, I understand and agree that:

     1. Cerner reserve the right to offset any advances made to me against commissions or other amounts which I owe to Cerner, against available but unpaid salary, commissions payable, accrued vacation, expense reimbursement, or any other forms of compensation or reimbursement which may be owed to me. Any such offsets will be clearly documented by Cerner before they are processed. In addition, I agree that I will pay to Cerner the amount of any remaining balance owed to Cerner Corporation after the foregoing deductions, within 30 days of the end of my employment.

     2. Any commissions to which I might otherwise be entitled will be payable to me only if the associated contract for products or services has been completed and fully executed by both parties, and if all deposit monies related to such contract have been paid in full by the client and received by Cerner prior to my last date of employment, in accordance with the terms of my Cerner Performance Plan. Cerner will not unreasonably delay or withhold execution of such contracts for the purpose of avoiding a commission payment to me, if it would otherwise be due.

     3. Commissions, bonuses or other incentive-based compensation which may have accrued but are not payable as of my termination date because of the payment schedule defined for such compensation in the related Cerner Performance Plan will be paid to me according to the provisions of such Plan. Such payment will be subject to the offsets described in item 1 above and will apply only to items otherwise payable within one year following my termination date.


                                  ______________________________________
                                  Associate

                                  ______________________________________
                                  Date

                                  ______________________________________
                                  Termination Date


                                  Cerner Corporation

                                  ______________________________________
                                  By

                                  ______________________________________
                                  Title


_/s/RDN_____________               12
Associate's Initials

May 9, 2000


Richard D. Neece
9966 Old Chatham Road
St. Louis, MO 63124

Dear Rick:

After working with you over the past several months, my associates and I are impressed with you and your credentials. We believe that you would make an excellent addition to our professional staff and would like to extend an offer of employment upon the closing of the Citation/Cerner transaction.

POSITION
--------

We expect your leadership to be instrumental in making Citation a valuable component in Cerner's unique enterprise-wide HIS offering. Your continued commitment to delivering value for clients and shareholders will be critical to a successful integration of the Citation and Cerner businesses.

We are offering you a position as Vice President and Laboratory Operating Officer. In addition, once the integration of our people and products is complete, we believe your skills and interests will enable you to provide leadership in other capacities at Cerner as we work together to make healthcare smarter.

Our Company is a rapidly growing business enterprise. To maintain our present momentum, it is important for all members of the organization to contribute fully to their professional endeavors. Therefore, we expect that our professional staff will contribute the effort necessary to complete the projects at hand. We support a work environment that promotes personal growth, challenges, and opportunities for advancement. Based on our conversations, we believe that you agree with this philosophy.

COMPENSATION
------------

We are pleased to offer you a starting salary of $150,000 per year. Your performance will be reviewed in February 2001. Assuming satisfactory performance, your compensation will be adjusted effective April 1, 2001.

As the executive responsible for successfully integrating Citation into the Cerner Laboratory team, you will also be eligible to participate in the Cerner Performance Plan (CPP). CPP provides additional, performance-based compensation opportunities tied to the attainment of group and individual performance goals. The amount of the compensation available is based on the results achieved and overall performance evaluation for the year. In the role of Vice President and Chief Operating Officer of our Laboratory Enterprise, your annual CPP potential at 100% of Goal Attainment will be $75,000. Your incentives will be paid out against corporate earnings per share (30%), and Citation Operating Earnings (70%). Payments under CPP are typically made on a quarterly basis with 15% payout targeted for each of the first three quarters and then 55% on the fourth quarter taking into consideration the attainment of the annual metric. Given your unique situation, we agree to

May 9, 2000
Rick Neece
Page 2 of 4

pay 75% of your targeted bonus within 45 days of quarter ending 12/31/00 based on Citation meeting accumulative Operating Earnings expectations for the previous three quarters (70%) and Cerner attaining its annual Corporate EPS metric (30%). The remaining 25% of your annual CPP payment will be paid based on Q1 2001 results. Your position at Cerner is a professional, exempt position that requires a significant level of responsibility, discretion, and independent judgment. As a result, it carries no additional compensation for overtime worked. Compensation is regarded as confidential information and is not to be directly or indirectly disclosed.

 STOCK OPTIONS
--------------

Cerner has a non-qualified stock option plan. Stock options are distributed to key associates based on their level of contribution to the Company. The exercise price for any grant is set at the fair market value of Cerner stock at the time of such grant. The options vest over a period of five years (40% after two years, and 20% each year thereafter) and expire after ten years. Options on Cerner stock represent a valuable benefit in that they allow the option holder to realize appreciation in the value of the Company without capital investment.

Options for 1,900 shares of Cerner Common Stock will be granted to you effective upon your employment. As an exception to our standard vesting schedule, we agree to vest 100% of this grant after eighteen months. Assuming you continue to successfully fulfill your role as a Cerner Vice President, you will be considered for additional option grants on an annual basis. These grants will be based on your individual performance as well as the performance of Cerner Corporation and Cerner Citation.

All options previously granted to you under the terms of Citation stock option plans will be converted directly into Cerner stock options with similar terms to those that applied to the Citation stock options. Except in the event that you are terminated within the first two years of this employment relationship, in this case you will be given one year from the termination date to exercise all previously awarded CITATION option grants. The foregoing statement does not apply if you are terminated for "cause" as defined by Cerner's standard employment agreement.

PERFORMANCE EVALUATION
----------------------

It is our practice to conduct annual performance evaluations with each Cerner associate. These sessions are formal and typically address aspects of the associate's performance and development as a Cerner professional. Associates are responsible for ensuring that such evaluations are conducted on a timely basis and may request that such an appraisal be performed.

AUTHORIZATION TO WORK
---------------------

Under the Immigration Reform and Control Act of 1986 and regulations of the Immigration and Naturalization Services, Cerner is required to verify that each new associate is authorized to be employed in the United States. You will be asked on your first day of work to complete Form I-9, which verifies your identity and indicates that you are authorized for employment. If you are unable to present the required document(s) within

May 9, 2000
Rick Neece
Page 3 of 4

3 business days of the date employment begins, you must(1) present a receipt for the application for the document(s)within 3 business days; and(2)indicate on the I-9 form that you are eligible to be employed in the U.S. Failure to comply with these regulations will result in termination of your employment. We will be happy to explain further the documentation requirements for compliance with these regulations.

EMPLOYMENT AGREEMENT
--------------------

Cerner has established significant momentum in the development of client relationships, professional staff, systems development methodology, and proprietary software products. We regard these areas as the most important assets owned by our Company. It is our intent to guard these assets closely. Therefore, every associate of the Company is required to execute an Employment Agreement. This Agreement includes the terms of your employment relationship with Cerner, a covenant not to disclose confidential client and internal information, a covenant not to compete against our Company in certain markets, and establishes that, during the term of your employment, the benefits of your endeavors accrue to the Company. An Employment Agreement that has been updated to reflect your specific terms is enclosed for your review.

ASSOCIATE BENEFITS
------------------

Cerner provides a comprehensive program of benefits available to all full-time associates. Please review the attachment for an explanation of this program. We are also pleased to present you with 4 weeks of vacation in your first year of employment with Cerner. You will be given service credit for your years of service worked with Citation.

WORK ENVIRONMENT
----------------

For the benefit of all Cerner associates, all facilities are `smoke free', i.e., smoking is not permitted in the buildings nor within the immediate vicinity.

YOUR DECISION
-------------

The purpose of this letter is to put in writing the specifics of our offer of employment. We believe this offer represents a significant opportunity for us to add a talented leader to Cerner's executive team. Please call me or Zane Burke with any questions regarding this offer by May 12, 2000. We look forward to hearing from you.

Sincerely,



/s/Stanley M. Sword

Stanley M. Sword
Chief People Officer
Cerner Corporation

May 9, 2000
Rick Neece
Page 4 of 4

ACCEPTANCE
----------

By signing this offer letter and the enclosed Employment Agreement, you agree to and accept the terms and conditions of employment with Cerner Corporation (contingent upon completion of the Citation/Cerner transaction). The terms described in this offer letter and employment agreement will become effective only upon the completion of the Citation/Cerner transaction. In addition, upon your employment with Cerner, you agree to void the Change in Control agreement you signed with Citation Computer Systems, Inc., dated July 15, 1999. . You also agree to sign the Stockholder Agreement (containing the irrevocable proxy) and the Affiliate Agreement related to the Citation/Cerner transaction. Please sign and return this offer letter and the Stockholder's Agreement to Zane Burke or Stan Sword on or before May 15, 2000.



_/s/Richard D. Neece___________         _5/15/00______________________
NAME                                    Today's date


Upon close of the Citation/Cerner transaction
(currently scheduled for August 1, 2000)
----------------------------------------------
Anticipated Start Date